UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Fahm Street, Savannah, Georgia		31401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 12, 2007, Citi Trends, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with CIBC World Markets Corp., SG Cowen & Co., LLC, Piper Jaffray & Co. and Wachovia Capital Markets, LLC as representatives of the several underwriters identified therein (the “Underwriters”) in connection with the Company’s public offering of 2,455,250 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) by certain stockholders.  The Company will not receive any proceeds from the offering.

The offering of the Shares was registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3, as amended (Registration No. 333-141908), which includes the preliminary prospectus supplement dated June 1, 2007 and final prospectus supplement dated June 12, 2007 (the “Registration Statement”).  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K for the purpose of incorporating such Underwriting Agreement by reference as an exhibit to the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated June 12, 2007, between Citi Trends, Inc. and CIBC World Markets Corp., SG Cowen & Co., LLC, Piper Jaffray & Co. and Wachovia Capital Markets, LLC as representatives of the several underwriters named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: June 12, 2007
	By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1

Underwriting Agreement, dated June 12, 2007, between Citi Trends, Inc. and CIBC World Markets Corp., SG Cowen & Co., LLC, Piper Jaffray & Co. and Wachovia Capital Markets, LLC as representatives of the several underwriters named therein